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                                                                   EXHIBIT 10.15

                         PRIVATE LABEL VENDOR AGREEMENT

PRIVATE LABEL VENDOR AGREEMENT ("Agreement") made this 15 day of January 1997, between LIGHTHOUSE CAPITAL, INC. ("Assignee") and MDA Capital Corp ("Assignor").

                                    RECITALS

WHEREAS, Assignor is an authorized dealer of LySonix medical equipment:

WHEREAS, Assignee is engaged in the business of leasing medical equipment to industry and government:

WHEREAS, The Assignor is engaged in the business of distributing, selling, and servicing of medical equipment to industry and government: and

WHEREAS, The parties wish to enter into an arrangement whereby Assignor shall assign creditworthy commercial, state and municipal leases and rentals and related documentation ("Contracts") and the equipment subject to those leases ("Equipment") as those terms are defined herein and below, to Assignee on a continuing basis.

                                  DEFINITIONS

Commercial entities include, but are not limited to, proprietorships, partnerships and corporations (profit and not-for-profit) engaged in business activities.

State and municipal entities include, but are not limited to, counties, cities, municipalities, villages, towns, school districts and other political subdivisions of the state (including the District of Columbia).

Commercial, state and municipal Contracts include, but are not limited to, purchase orders, lease agreements, customer acceptance certificates, schedules, addendum's, installment contracts and assignments.

NOW WHEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   SECTION I
This Agreement contemplates, the assignment of Contracts and Equipment subject thereto from Assignor to Assignee as set forth below in Section II.

The Assignment shall be transparent to the Customer (e.g. Lessee of Assignor) such that all Contracts, invoices and contacts with the Customer by Assignee shall be under; Assignor's name. The Assignor authorizes the Assignee: (1) use of Assignor's name solely for the purposes hereunder; and (2) the right to endorse in the name of the Assignor all remittances received hereunder from Customer. Assignor hereby expressly agrees that Assignee or, any bank providing, services to Assignee may endorse in the name of Assignor any check or other item received in such lockbox and Assignor waives any claim it may have against such bank arising directly or indirectly from such endorsement.

                                   SECTION II

Assignor hereby agrees to sell, assign, transfer and set over to Assignee, its successors and assigns, Contracts (including security deposits and advance payments), and all Assignor's right, title and interest in and to the Equipment subject thereto ("Equipment"), unless Assignee gives Assignor notice within thirty (30) days after a complete copy of the Contract is furnished to Assignee that a specific Contract or the Equipment is not acceptable to Assignee. Assignor also hereby agrees to sell, assign, transfer and set over to Assignee, the rights to all remedies under the aforementioned Contracts, including the rights to collect rent due thereon, to repossess the Equipment in the event of default by Customer, and the right , either in Assignee's or Assignor's name, to commence legal proceedings or otherwise as available to Assignor. Assignee shall have the right to endorse, in the name of the Assignor, any negotiable Contract or other document sent to Assignee by any Customer hereunder. Assignee shall have the right to file any applicable UCC Statement without the signature of Assignor. The assignment of each Contract shall be evidenced by: (1) delivery of the original Contract to Assignee; (2) Assignee's failure to give thirty (30) days notice to Assignor that the Contract is not acceptable; and (3) delivery of the invoice and assignment/bill of sale.


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                                  SECTION III

A. Assignor expressly agrees that Assignee may assign its rights to said Contracts and Equipment to third parties prior to or subsequent to completion of transfer. Such event shall not operate to terminate or impair any other terms of this agreement.

B. Assignor agrees to permit Assignee to send notices of Assignment ("Notices") to Customers of previously assigned and future Contracts. The Notices shall be in a form and content chosen by the Assignee. The Notice shall not require the signature of an officer, director or employee of the Assignor. The Notices shall be on letterhead chosen by the Assignee. At the Assignee's option the Customer shall thereafter receive invoices and future communications using the name of the Assignee.

                                   SECTION IV

Assignor warrants that: The Contracts and all related documents connected therewith are genuine, and in all respects, what they purport to be and enforceable according to their terms: all statements contained in the Contract are true and that all unpaid balances shown therein are correct; that the Contracts, and each of the obligations which they evidence and the Equipment subject thereto are, and will continue to be free and clear of all defenses, set offs, counter claims, liens and encumbrances of every kind and nature; at the time of execution of the Contract, the Assignor had good title to the Equipment and full right to enter into Contract; the Equipment has been delivered to the Customer in satisfactory condition and has been accepted by the Customer under the terms of the Contract; all parties to the Contract have full capacity to enter into the Contract; there are no facts which impair the validity of any Contract all UCC filings and other recordings required by law have been completed and complied with; that Assignor will not accept the return of or repossess any of the Equipment or modify, terminate or renew the Contract, without Assignee's prior consent; and that the Assignor shall have no authority to accept any collections or an sums under the Contract whether as rent or otherwise without Assignee's consent; and that Assignor shall not sell, assign or pledge the Contract and related documents, and the Equipment with any Assignee other than LightHouse Capital, Inc.

                                   SECTION V

Assignor hereby agrees to defend and hold Assignee, its successors and assigns, harmless from any liability, cost and expense, including reasonable attorney's fees, due to Assignor's negligence, breach of any warranty, covenant or representation hereunder or due to any wrongful intentional act or omission or Assignor, its agents or employees.

                                   SECTION VI

In the event the Customer of any Contract assigned hereunder is in default then Assignee shall notify Assignor of said default by regular mail. Upon request by Assignee, Assignor shall use its best efforts to remarket the Equipment. The Assignor further agrees to obtain possession and maintain the Equipment from the defaulted Contract until a new customer is obtained, or the Equipment is sold. Under this Section VI Assignor shall be reimbursed for all necessary and reasonable costs incurred in repossession and marketing the Equipment. Assignor shall also receive such compensation as Assignee agrees in advance to pay for such repossession and marketing. All such costs and compensation shall be from the resulting marketing.

                                  SECTION VII

In the event that the Assignee consents to Assignor's requests that the Assignee continue billing the Customer in Assignor's name, and that Customer withhold Contract payments because of a legitimate service problem, Assignor shall make good faith effort to resolve the service problem and further assist the Assignee in the collection of all payments due.

                                  SECTION VIII

Assignee's knowledge of any breach of the foregoing shall not constitute a waiver thereof. This Agreement and the documents referred to herein constitute the entire Agreement between the Assignor and the Assignee, and this Agreement may not be changed or modified, except in writing, signed by both parties. Assignor agrees that the rights and remedies of the parties shall be interpreted, construed and enforced in accordance with the laws and public policies of the State of New York without regard to the principles of conflict of laws. In any legal action concerning this Agreement, you agree to personal jurisdiction and venue in the United States District Court for the Northern District of New York or the Supreme Court of the State of New York, County of Onondaga.



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                                   SECTION IX

Assignee shall provide timely financial statements in a form acceptable to Assignor, upon request to Assignor. Such request shall not exceed two per annum. Assignee shall provide Assignor with a Notice of Assignment Letter in the form attached hereto, on Assignee Company Letterhead, that shall be held in escrow pending either Lessee, Assignee, or Assignor default. Assignee shall provide Assignor a Secretary's Certificate of Resolution authorizing the Assignee's signor. Assignee shall provide the Assignor any other documentation that may be reasonably requested.

                                   SECTION X

Any claim of non performance of the Equipment by any Customer must be corrected by Assignor or its designee within sixty (60) days of the initial notice by the customer to Assignee. If customer continues to claim non-performance after the sixty (60) day period, and customer fails to make timely payment on the Contract, then Assignor shall be responsible for any and all payments due under the contract and Assignor shall repurchase the Contract if requested by Assignee. The purchase price shall be the sum of the net present value of the remaining lease payments determined by using the implicit interest rate of the Contract, plus accrued interest from the date the last payment was received by Assignee to the Contract repurchase date, any outstanding late charges, any applicable sales and personal property taxes, and the residual value of Equipment as of the date of the final payment due under the contract. Upon payment by Assignor to Assignee, Assignee shall assign promptly removed Equipment and all related documentation to Assignor "as is and where is".

By.     [SIG]                           By     [SIG]
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Title  Chief Exec Officer               Title President
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Date  1/15/97                           Date  1/21/96
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